Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-255681, 333-196299, 333-203310, 333-210555, 333-214621, 333-228434 and 333-233309) of BioRestorative Therapies, Inc. (the “Company”) of our report dated March 30, 2022, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K of the Company.

/s/ Friedman LLP

Marlton, New Jersey

March 30, 2022